Exhibit 99.1

NEWS RELEASE

Company Contact:

Keith Kitchen

CFO

408-321-3800

kkitchen@intellisync.com

Intellisync Corporation Reports Record Revenue for

Second Quarter of Fiscal 2005

• Fiscal Q2 Revenue 63 Percent Higher Than Same Quarter Last Year,

Driven by Increasing Sales of Wireless Products

• Company Posts GAAP Loss of $.01 Per Share and Non-GAAP Profit of $.02 Per Share –

Intellisync’s Largest Non-GAAP Profit in Over 5 Years

SAN JOSE, CA (02/18/05) – Intellisync Corporation (Nasdaq: SYNC), a leading developer and marketer of wireless software for the worldwide mobile communications industry, today reported record net revenue of $16,256,000 for the second quarter of fiscal 2005, which ended Jan. 31, 2005. This compares to net revenue of $12,302,000 reported last fiscal quarter and $10,003,000 reported in the second quarter of fiscal 2004, and represents year-over-year revenue growth of 63 percent for the second fiscal quarter.

Reported net loss in the second quarter of fiscal 2005 was $973,000 (net loss of $.01 per share), compared to a net loss of $3,506,000 (net loss of $.05 per share) reported last fiscal quarter and a net loss of $3,252,000 (net loss of $.06 per share) reported in the second quarter of fiscal 2004. The reported net loss this quarter included amortization of purchased technology and other intangible assets of $2,229,000.

On a non-GAAP basis, Intellisync posted a net profit of $1,243,000 (net profit of $.02 per share) this quarter, compared to a net loss of $1,369,000 (net loss of $.02 per share) last fiscal quarter and a net profit of $397,000 (net profit of $.01 per share) in the second quarter of fiscal 2004. Fiscal Q2’s non-GAAP net profit is the largest for Intellisync in over five years. (A table reconciling the non-GAAP financial measure to the appropriate GAAP [Generally Accepted Accounting Principles] measure is included in the condensed consolidated financial statements attached to this release.)

During fiscal Q2, revenue generated by Intellisync’s wireless products grew 60 percent compared to fiscal Q1 – a clear indication that the Company’s business model has evolved from “wired” to “wireless.” Also helping to fuel Intellisync’s results were quarter-to-quarter revenue increases of 37 percent in the enterprise arena, 77 percent in Europe, and 43 percent in overall licensing.

Among the new enterprise customers signed by Intellisync during fiscal Q2 were Applied Materials, Progressive Insurance, TSF (Group Telecom Italy), Cummins, Inc. and Ernst & Young (Australia). In addition, current enterprise customers such as Ecolab, Target and Honda North America increased their license volume during the quarter.

“By all measures, Q2 was a great quarter for Intellisync as the mobility strategy we put in place several quarters ago began to generate encouraging financial results,” said Intellisync CEO Woodson (Woody) Hobbs. “In addition, during fiscal Q2 just 26 percent of Intellisync’s revenue came from our ‘wired’ offerings. We remain on track to meet our long-term objectives, and are excited about the global acceptance of our wireless products by large enterprises and the mobile-operator market. In particular, signups for Verizon Wireless’ service offering have exceeded our expectations, and Verizon Wireless is planning to introduce a new, enterprise-focused service based on our technology very soon. We believe that enterprises are now broadening their deployments of the kinds of mobility solutions that our product line addresses. Overall, we’re confident that we have the right products, and are targeting the proper markets, to build market share in the fast-growing wireless mobility arena.”

“We believe that we are making significant progress in balancing revenue growth with the expenses required to drive it,” added Keith Kitchen, Intellisync Corporation’s chief financial officer. “Moving forward, we will continue to focus our investments on the areas we believe are best-suited to generating top-line growth – the enterprise and mobile-operator markets.”

INTELLISYNC CORPORATION SECOND-QUARTER HIGHLIGHTS

•	IDC, a leading provider of global IT research and advice, positioned Intellisync in the “Leadership” quadrant of its study on the worldwide mobile middleware market. The report, entitled Worldwide Mobile Middleware 2004-2008 Forecast and Analysis (IDC# 32212, November 2004), ranked Intellisync in the top three mobile middleware companies in the world, based on its 2003 revenues and 24.1 percent market share growth from 2002 to 2003.

•	Oracle | PeopleSoft launched an Intellisync®-powered mobile sales product in the EnterpriseOne line. PeopleSoft EnterpriseOne 8.11 Mobile Sales is designed to extend Oracle | PeopleSoft data to users of laptop and tablet PCs. Mobile Sales is the second Intellisync-based product in the EnterpriseOne line. PeopleSoft EnterpriseOne 8.11 PIM Sync provides server-to-server synchronization of contacts, calendar entries and tasks between EnterpriseOne 8.11 and Microsoft Exchange or Lotus Domino groupware.

•	Intellisync unveiled an expanded mobile-carrier platform featuring a new suite of wireless email and productivity products for the consumer market. The Company’s Intellisync goAnywhere™ product suite provides on-demand and push email, PIM synchronization, device management and secure file access for hundreds of SyncML-based mass-market devices, plus a number of other wireless platforms.

•	Sesame Workshop, the nonprofit educational organization behind the world-famous Sesame Street® brand, selected the Intellisync® Mobile Suite™ platform to provide mobile data access for employees who travel the globe. The solution provides company officers and executive staff with wireless email and PIM synchronization across a wide range of mobile devices.

•	Intellisync signed an OEM agreement with AppForge, a leader in multi-platform mobile and wireless application development solutions. Under the agreement, Intellisync Data Sync software – a key component of the Intellisync Mobile Suite™ mobility platform – will be integrated into AppForge’s mobile application product line.

•	Intellisync synchronization technology is now available to T-Mobile® Sidekick™ customers. Intellisync’s software is being offered for the T-Mobile® Sidekick II™ and previous Sidekick™ generations, which are based on Danger, Inc.’s hiptop® Wireless Solution.

•	Intellisync won Pocket PC magazine’s “Best Software Award” for 2004 in the “Synchronization” category. Intellisync was selected as the winner after a comprehensive review of 10 products nominated in its category.

INVESTOR CONFERENCE CALL

Intellisync will host a live teleconference call at 8 a.m. Eastern Time on Feb. 18, 2005 to discuss financial results and business highlights for the Company’s second fiscal quarter. During the call, Intellisync management will provide their perspectives regarding revenue and earnings forecasts, and will answer questions concerning recent business/financial developments.

To participate in the conference call, dial 1-973-582-2749 five to 10 minutes ahead of time (no Conference ID number required). If you are unable to participate in the live call, an audio replay will be available starting at 10 a.m. Eastern Time for a 48-hour period or via the Internet at www.intellisync.com/investors for a 12-month period. To access the audio replay, dial 1-973-341-3080, Conference ID No. 5619962. Intellisync Corporation will provide information pertaining to its second quarter financial results, as well as the forward guidance discussed during the call, on the Web at www.intellisync.com/investors/Q205. This information will be available shortly after 7 a.m. Eastern Time on Feb. 18, 2004 at www.intellisync.com/investors.

ABOUT INTELLISYNC CORPORATION

Intellisync Corporation (Nasdaq: SYNC) is a leading provider of mobile software and platforms to large enterprises, mobile operators, software providers and device manufacturers. Intellisync has won the mobility industry’s top awards by providing seamless synchronization, secure wireless email, device control and mobility management software that connects nearly every device, data source and application available. The world’s largest corporations have selected Intellisync as their mobility solution standard, including America Online, Crédit Agricole, Domino’s Pizza, Guidant, IBM, Microsoft, NTT DoCoMo, Oracle, PeopleSoft, Pfizer, Target, T-Mobile, Union Pacific, Verizon Wireless and Yahoo! For more information, please visit www.intellisync.com.

LEGAL DISCLOSURE

The forward-looking statements above in this news release, including but not limited to statements related to the Company’s evolution from wired to wireless products and offerings, the Company’s ability to generate top-line growth and investment in the enterprise and mobile-operator markets, and the future growth of the Company, are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially include uncertainties related to the effect of continued weakness of general economic factors on the overall demand for our products and services, the seasonality of the Company’s business, the successful evolution from a wired to a wireless business model, margin erosion, market shrinkage, economic uncertainty related to terrorism, the conflict in the Middle East, the overall condition of the global economies, the timely introduction, availability and acceptance of new products, professional services and upgrades, the impact of competitive products and pricing, market acceptance of Intellisync’s products, as well as additional risk factors, as discussed in the “Risk Factors” section of Intellisync Corporation’s Annual Report on Form 10-K for the year ended July 31, 2004 and Intellisync’s quarterly reports filed from time to time with the U.S. Securities and Exchange Commission. Intellisync disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Intellisync and the Intellisync logo are trademarks of Intellisync Corporation that may be registered in certain jurisdictions. All other product and company names may be trademarks of their respective owners.

INTELLISYNC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED JANUARY 31,		SIX MONTHS ENDED JANUARY 31,
	2005	2004	2005	2004
Revenue
License	$11,201	$7,555	$19,019	$12,824
Services	5,055	2,448	9,539	5,195

Total revenue	16,256	10,003	28,558	18,019

Cost and operating expenses:
Cost of revenue	2,524	1,815	4,881	3,328
Amortization of purchased technology	1,173	400	2,328	553
Research and development	3,680	2,389	7,012	4,536
Sales and marketing	6,261	3,645	11,885	6,634
General and administrative	2,116	1,847	4,178	3,434
In-process research and development	—	2,423	—	2,892
Amortization of other intangible assets	1,056	218	2,102	324
Non-cash stock compensation	(13)	8	(79)	1,264
Other charges	—	600	—	676

Total cost and operating expenses	16,797	13,345	32,307	23,641

Operating loss	(541)	(3,342)	(3,749)	(5,622)
Other income (expense), net	(292)	126	(475)	252

Loss before income taxes	(833)	(3,216)	(4,224)	(5,370)
Provision for income taxes	(140)	(36)	(255)	(143)

Net loss	$(973)	$(3,252)	$(4,479)	$(5,513)

Net loss per share:
Basic and diluted	$(0.01)	$(0.06)	$(0.07)	$(0.11)

Shares used in per share calculation:
Basic and diluted	65,076	54,475	64,709	51,480

Supplemental non-GAAP information (1):
Net loss	$(973)	$(3,252)	$(4,479)	$(5,513)
Amortization of purchased technology	1,173	400	2,328	553
In-process research and development	—	2,423	—	2,892
Amortization of other intangible assets	1,056	218	2,102	324
Non-cash stock compensation (recovery)	(13)	8	(79)	1,264
Other charges	—	600	—	676

Non-GAAP income (loss)	$1,243	$397	$(128)	$196

Non-GAAP net income (loss) per share:
Basic and diluted	$0.02	$0.01	$(0.00)	$0.00

Shares used in per share calculation:
Basic and diluted	82,475	59,780	64,709	56,328

(1)	A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company’s financial statements. Non-GAAP income or loss is used by investors and analysts of Intellisync Corporation (the “Company”) as an alternative to GAAP measures when evaluating the Company’s performance in comparison to other companies. The Company’s management believes that the presentation of non-GAAP income or loss, excluding in-process research and development, amortization of intangible assets, non-cash stock compensation and other special charges, provide useful information regarding the Company’s financial performance and earnings potential by calculating and quantifying the effect of certain charges on income or loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company’s operating business. Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

INTELLISYNC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per common share data)

(Unaudited)

	JANUARY 31, 2005	JULY 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$24,488	$12,991
Short-term investments	27,988	40,657
Accounts receivable, net	12,518	10,380
Inventories, net	32	69
Other current assets	3,255	2,485

Total current assets	68,281	66,582
Property and equipment, net	2,261	1,540
Goodwill, net	65,366	65,288
Other intangible assets, net	26,066	29,828
Restricted cash	3,381	4,032
Other assets	2,895	3,084

TOTAL ASSETS	$168,250	$170,354

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,327	$1,562
Accrued liabilities	6,941	7,482
Current portion of obligations under capital lease	152	51
Deferred revenue	6,196	5,794

Total current liabilities	15,616	14,889

Obligations under capital lease	284	144
Convertible senior notes	58,671	58,443
Other liabilities	1,975	2,487

Total liabilities	76,546	75,963

Stockholders’ equity:
Common stock, $0.001 par value; 160,000 shares authorized; 66,368 and 65,592 shares issued and outstanding at January 31, 2005 and July 31, 2004	66	66
Additional paid-in capital	226,593	225,832
Accumulated deficit	(135,595)	(131,116)
Other comprehensive income (loss)	640	(391)

Total stockholders’ equity	91,704	94,391

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$168,250	$170,354